Exhibit 23.1
CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM
Intelligent Systems Corporation
Norcross, GA
We hereby consent to the incorporation by reference in the registration statements Form S-8 No. 333-58134 and No. 333-32157 of our report dated March 25, 2009, relating to the consolidated financial statements of Intelligent Systems Corporation and Subsidiaries appearing in the company’s annual report on Form 10-K for the year ended December 31, 2008.
/s/ Habif, Arogeti & Wynne, LLP.
Habif, Arogeti & Wynne, LLP
Atlanta, Georgia
March 25, 2009